Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-35052 and 333-46984) of Intersil Corporation on Form S-4 and in the Registration Statements (Nos. 333-117890, 333-88208, 333-31094, 333-50718, 333-161906, 333-163448, 333-50722, 333-65804, 333-151374, and 333-166391) of Intersil Corporation on Form S-8 of our reports dated March 23, 2010, relating to the financial statements of Techwell Inc. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and the effectiveness of Techwell Inc.’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of Techwell Inc.’s internal control over financial reporting because of a material weakness), appearing in the Current Report on Form 8-K/A of Intersil Corporation dated September 1, 2010.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 1, 2010

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